Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Jocelyn Johnson	John Chang
+ 1 (202) 295-4299	+ 1 (202) 295-4212
jajohnson@cogentco.com	investor.relations@cogentco.com

Cogent Communications Reports Fourth Quarter 2025 and Full Year 2025 Results

Financial and Business Highlights

•	Service revenue was $240.5 million for Q4 2025 and was $241.9 million for Q3 2025.
•	Service revenue was $975.8 million for full year 2025 and was $1,036.1 million for full year 2024.

o	Wavelength revenue increased by 18.8% sequentially from Q3 2025 to $12.1 million for Q4 2025 and increased by 73.7% from Q4 2024.
o	Wavelength revenue increased by 100.3% from full year 2024 to $38.5 million for full year 2025

▪	Wavelength customer connections increased by 17.9%, sequentially from Q3 2025 to 2,064 connections for Q4 2025 and increased by 84.6% from Q4 2024.

o	Revenue from leasing IPv4 addresses increased by 43.8% from full year 2024 to $64.5 million for full year 2025

•	EBITDA, as adjusted, increased by 4.0% to $76.7 million for Q4 2025 from Q3 2025 and increased by 14.8% from $66.9 million for Q4 2024.

o	EBITDA, as adjusted, margin was 31.9% for Q4 2025, 30.5% for Q3 2025 and was 26.5% for Q4 2024.
o	Net cash provided by (used in) operating activities was $(6.0) million for Q4 2025, $3.1 million for Q3 2025 and $14.5 million for Q4 2024.
o	Net cash provided by (used in) operating activities was $(10.6) million for full year 2025 and $(8.6) million for full year 2024.

•	IP Network traffic for Q4 2025 increased by 4% from Q3 2025, increased by 10% from Q4 2024 and increased by 9% for full year 2025 from full year 2024.
•	Cogent approved a quarterly dividend of $0.02 per share for Q1 2026.
•	Cogent paid four quarterly dividends in 2025 totaling $150.1 million, or $3.05 per share.

o	The tax treatment of these full year 2025 dividends is generally that 100.0% are treated as a return of capital.

[WASHINGTON, D.C. February 20, 2026] Cogent Communications Holdings, Inc. (NASDAQ: CCOI) (“Cogent”) today announced service revenue of $240.5 million for the three months ended December 31, 2025, a decrease of 0.6% from the three months ended September 30, 2025 and a decrease of 4.7% from the three months ended December 31, 2024. Service revenue was $1,036.1 million for the year ended December 31, 2024 and $975.8 million for the year ended December 31, 2025.

On the closing date of the Sprint acquisition, Cogent and T-Mobile entered into a commercial agreement (the “Commercial Agreement”), for colocation and connectivity services. Revenue under the Commercial Agreement, primarily classified as on-net revenue and net-centric revenue, was $0.4 million for the three months ended December 31, 2025, $0.4 million for the three months ended September 30, 2025, $1.5 million for the three months ended December 31, 2024, $14.7 million for the year ended December 31, 2024 and $2.6 million for the year ended December 31, 2025.

Foreign exchange rates negatively impacted service revenue growth from the three months ended September 30, 2025 to the three months ended December 31, 2025 by $0.2 million, positively impacted service revenue growth from the three months ended December 31, 2024 to the three months ended December 31, 2025 by $2.7 million and positively impacted service revenue growth from the year ended December 31, 2024 to the year ended December 31, 2025 by $4.6 million. On a constant currency basis, service revenue decreased by 0.5% from the three months ended September 30, 2025 to the three months ended December 31, 2025, decreased by 5.7% from the three months ended December 31, 2024 to the three months ended December 31, 2025, and decreased by 6.3% for the year ended December 31, 2024 to the year ended December 31, 2025.

On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities. On-net revenue was $134.3 million for the three months ended December 31, 2025, a decrease of 0.7% from the three months ended September 30, 2025 and an increase of 4.3% from the three months ended December 31, 2024. On-net revenue was $531.5 million for the year ended December 31, 2025; a decrease of 2.4% over the year ended December 31, 2024.

Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Off-net revenue was $92.9 million for the three months ended December 31, 2025, a decrease of 2.3% from the three months ended September 30, 2025 and a decrease of 17.9% from the three months ended December 31, 2024. Off-net revenue was $397.5 million for the year ended December 31, 2025; a decrease of 12.5% over the year ended December 31, 2024.

Wavelength revenue was $12.1 million for the three months ended December 31, 2025, an increase of 18.8% from the three months ended September 30, 2025 and an increase of 73.7% from the three months ended December 31, 2024. Wavelength revenue was $38.5 million for the year ended December 31, 2025; an increase of 100.3% over the year ended December 31, 2024.

Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell. Non-core revenue was $1.2 million for the three months ended December 31, 2025, $1.4 million for the three months ended September 30, 2025, $3.4 million for the three months ended December 31, 2024. Non-core revenue was $8.3 million for the year ended December 31, 2025; a decrease of 54.1% from $18.2 million for the year ended December 31, 2024.

GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity-based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue. GAAP gross profit increased by 7.8% from the three months ended September 30, 2025 to $53.7 million for the three months ended December 31, 2025 and increased by 80.1% from the three months ended December 31, 2024. GAAP gross profit increased by 77.3% from the year ended December 31, 2024 to $170.6 million for the year ended December 31, 2025.

GAAP gross margin was 22.3% for the three months ended December 31, 2025, 20.6% for the three months ended September 30, 2025, 11.8% for the three months ended December 31, 2024, 9.3% for the year ended December 31, 2024 and 17.5% for the year ended December 31, 2025.

Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as Non-GAAP gross profit divided by total service revenue. Non-GAAP gross profit increased by 1.5% from the three months ended September 30, 2025 to $112.5 million for the three months ended December 31, 2025 and increased by 15.3% from the three months ended December 31, 2024. Non-GAAP gross profit increased by 11.8% from the year ended December 31, 2024 to $442.7 million for the year ended December 31, 2025.

Non-GAAP gross margin was 46.8% for the three months ended December 31, 2025, 45.8% for the three months ended September 30, 2025, 38.7% for the three months ended December 31, 2024, 38.2% for the year ended December 31, 2024 and 45.4% for the year ended December 31, 2025.

Net cash provided by (used in) operating activities was $(6.0) million for the three months ended December 31, 2025, $3.1 million for the three months ended September 30, 2025 and $14.5 million for the three months ended December 31, 2024. Net cash provided by (used in) operating activities was $(8.6) million for the year ended December 31, 2024 and was $(10.6) million for the year ended December 31, 2025.

IP Transit Services Agreement

On May 1, 2023, the closing date of the Sprint acquisition, Cogent and T-Mobile USA, Inc. (“TMUSA”), a Delaware corporation and direct subsidiary of T-Mobile US, Inc., a Delaware corporation (“T-Mobile”), entered into an agreement for IP transit services (the “IP Transit Services Agreement”), pursuant to which TMUSA will pay Cogent an aggregate of $700.0 million, consisting of (i) $350.0 million paid in equal monthly installments during the first year after the closing date of the Sprint acquisition and (ii) $350.0 million paid in equal monthly installments over the subsequent 42 months. Amounts paid under the IP Transit Services Agreement were $25.0 million, $25.0 million and $25.0 million in the three months ended December 31, 2024, September 30, 2025 and December 31, 2025, respectively. Amounts paid under the IP Transit Services Agreement were $204.2 million in the year ended December 31, 2024 and $100.0 million in the year ended December 31, 2025.

Earnings before interest, taxes, depreciation and amortization (EBITDA), was $51.7 million for the three months ended December 31, 2025, $48.8 million for the three months ended September 30, 2025 and $41.9 million for the three months ended December 31, 2024. EBITDA was $122.8 million for the year ended December 31, 2024 and $192.8 million for the year ended December 31, 2025.

EBITDA margin, was 21.5% for the three months ended December 31, 2025, 20.2% for the three months ended September 30, 2025 and 16.6% for the three months ended December 31, 2024. EBITDA margin was 11.9% for the year ended December 31, 2024 and 19.8% for the year ended December 31, 2025.

Earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted, for Sprint acquisition costs and cash paid under the IP Transit Services Agreement, was $76.7 million for the three months ended December 31, 2025, $73.8 million for the three months ended September 30, 2025 and $66.9 million for the three months ended December 31, 2024. EBITDA, as adjusted, for Sprint acquisition costs and cash paid under the IP Transit Services Agreement was $348.4 million for the year ended December 31, 2024 and $292.8 million for the year ended December 31, 2025. Cash paid under the IP Transit Services Agreement was $204.2 million for the year ended December 31, 2024 and $100.0 million for the year ended December 31, 2025, a decrease of $104.2 million from the year ended December 31, 2024 to the year ended December 31, 2025,

EBITDA margin, as adjusted for Sprint acquisition costs and cash paid under the IP Transit Services Agreement, was 31.9% for the three months ended December 31, 2025, 30.5% for the three months ended September 30, 2025 and 26.5% for the three months ended December 31, 2024. EBITDA, as adjusted, for Sprint acquisition costs and cash paid under the IP Transit Services Agreement margin was 33.6% for the year ended December 31, 2024 and 30.0% for the year ended December 31, 2025.

Basic and diluted net (loss) per share was $(0.64) for the three months ended December 31, 2025, $(0.87) for the three months ended September 30, 2025 and was $(0.91) for the three months ended December 31, 2024. Basic and diluted net (loss) per share was $(3.80) for the year ended December 31, 2025 and was $(4.28) for the year ended December 31, 2024.

Total customer connections decreased by 4.7% from December 31, 2024 to 117,643 as of December 31, 2025 and decreased by 0.5% from September 30, 2025. On-net customer connections increased by 0.5% from December 31, 2024 to 87,944 as of December 31, 2025 and increased by 0.2% from September 30, 2025. Off-net customer connections decreased by 14.9% from December 31, 2024 to 24,656 as of December 31, 2025 and decreased by 3.4% from September 30, 2025. Wavelength customer connections increased by 84.6% from December 31, 2024 to 2,064 as of December 31, 2025 and increased by 17.9% from September 30, 2025. Non-core customer connections were 2,979 as of December 31, 2025, 3,244 as of September 30, 2025 and 5,802 as of December 31, 2024.

The number of on-net buildings increased by 126 on-net buildings from December 31, 2024 to 3,579 as of December 31, 2025 and increased by 42 on-net buildings from September 30, 2025.

Optical Wave Network

Acquiring the Sprint network has also allowed Cogent to construct a wavelength network using predominantly owned fiber. This enabled Cogent to expand its product offerings to include optical wavelength services. As of December 31, 2025, Cogent was offering optical wavelength services in 1,068 locations in the United States, Mexico and Canada.

Quarterly Dividend Approved

On February 18, 2026, Cogent’s Board approved a regular quarterly dividend of $0.02 per share payable on March 20, 2026 to shareholders of record on March 6, 2026.

The payment of any future dividends and any other returns of capital will be at the discretion of the Board and may be reduced, eliminated or increased and will be dependent upon Cogent’s financial position, results of operations, available cash, cash flow, capital requirements, limitations under Cogent’s debt indentures and other factors deemed relevant by the Board.

Tax Treatment of 2025 Dividends

Cogent paid four quarterly dividends in 2025 totaling $150.1 million, or $3.05 per share. The expected tax treatment of these dividends is generally that 100.0% are treated as a return of capital and 0.0% are generally treated as dividends for United States federal income tax purposes. While the above information includes general statements about the tax classification of dividends paid on Cogent common stock, these statements do not constitute tax advice. The taxation of corporate distributions can be complex, and stockholders are encouraged to consult their tax advisers to determine what impact the above information may have on their specific tax situation.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on February 20, 2026 to discuss Cogent’s operating results for the fourth quarter of 2025 and full year 2025. Investors and other interested parties may access a live audio webcast of the earnings call in the “Events” section of Cogent’s website at www.cogentco.com/events. A replay of the webcast, together with the press release, will be available on the website following the earnings call. A downloadable file of Cogent’s “Summary of Financial and Operational Results” and a transcript of its conference call will also be available on Cogent’s website following the conference call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP. Cogent specializes in providing businesses with high-speed Internet access, Ethernet transport, optical wavelength, optical transport and colocation services. Cogent’s facilities-based, all-optical IP network backbone provides services in 305 markets globally.

Cogent Communications is headquartered at 2450 N Street, NW, Washington, D.C. 20037. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

# # #

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025
Metric ($ in 000’s, except share, per share, customer connections and network related data) – unaudited
On-Net revenue (15) (17)	$138,624	$140,757	$136,485	$128,760	$129,628	$132,331	$135,267	$134,281
% Change from previous Qtr.	0.4%	1.5%	-3.0%	-5.7%	0.7%	2.1%	2.2%	-0.7%
Off-Net revenue	$118,178	$111,451	$111,291	$113,190	$107,274	$102,177	$95,111	$92,909
% Change from previous Qtr.	-4.4%	-5.7%	-0.1%	1.7%	-5.2%	-4.8%	-6.9%	-2.3%
Wavelength revenue (1)	$3,327	$3,625	$5,287	$6,966	$7,119	$9,057	$10,179	$12,097
% Change from previous Qtr.	7.0%	9.0%	45.8%	31.8%	2.2%	27.2%	12.4%	18.8%
Non-Core revenue (2)	$6,039	$4,610	$4,139	$3,375	$3,027	$2,682	$1,392	$1,231
% Change from previous Qtr.	-16.8%	-23.7%	-10.2%	-18.5%	-10.3%	-11.4%	-48.1%	-11.6%
Service revenue – total (15) (17)	$266,168	$260,443	$257,202	$252,291	$247,048	$246,247	$241,949	$240,518
% Change from previous Qtr.	-2.2%	-2.2%	-1.2%	-1.9%	-2.1%	-0.3%	-1.7%	-0.6%
Constant currency total revenue quarterly growth rate – sequential quarters (3) (15) (17)	-2.3%	-2.0%	-1.5%	-1.5%	-1.9%	-1.3%	-2.1%	-0.5%
Constant currency total revenue quarterly growth rate – year over year quarters (3) (15) (17)	73.1%	8.8%	-6.7%	-7.1%	-6.7%	-6.0%	-6.6%	-5.7%

Constant currency and excise tax impact on total revenue quarterly growth rate – sequential quarters (3) (15) (17)	-2.3%	-1.5%	-1.7%	-2.0%	-1.6%	-1.2%	-1.8%	-0.8%
Constant currency and excise tax impact on total revenue quarterly growth rate – year over year quarters (3) (15) (17)	62.4%	5.4%	-8.6%	-7.3%	-6.6%	-6.3%	-6.4%	-5.3%
Excise Taxes included in service revenue (4)	$20,549	$19,182	$19,752	$20,960	$20,200	$19,998	$19,188	$19,786
% Change from previous Qtr.	0.6%	-6.7%	3.0%	6.1%	-3.6%	-1.0%	-4.1%	3.1%
IPv4 Revenue, included in On-Net revenue (19)	$10,151	$10,938	$11,236	$12,560	$14,413	$15,320	$17,475	$17,323
% Change from previous Qtr.	2.8%	7.8%	2.7%	11.8%	14.8%	6.3%	14.1%	-0.9%
IPv4 Addresses Billed	12,213,414	12,813,955	12,943,590	13,033,248	12,879,749	13,187,109	14,600,974	15,274,488
% Change from previous Qtr.	6.8%	4.9%	1.0%	0.7%	-1.2%	2.4%	10.7%	4.6%
Corporate revenue (5)	$124,864	$119,557	$116,244	$113,070	$110,686	$109,047	$105,201	$102,817
% Change from previous Qtr.	-1.4%	-4.3%	-2.8%	-2.7%	-2.1%	-1.5%	-3.5%	-2.3%
Net-centric revenue (5) (15)	$91,979	$91,107	$91,873	$93,625	$92,615	$97,309	$100,288	$103,353
% Change from previous Qtr.	-1.3%	-0.9%	0.8%	1.9%	-1.1%	5.1%	3.1%	3.1%
Enterprise revenue (5) (17)	$49,325	$49,781	$49,085	$45,596	$43,747	$39,891	$36,460	$34,348

% Change from previous Qtr.	-5.7%	0.9%	-1.4%	-7.1%	-4.1%	-8.8%	-8.6%	-5.8%
Network operations expenses (4)	$168,548	$155,817	$161,083	$154,706	$136,949	$136,986	$131,107	$128,035
% Change from previous Qtr.	-3.2%	-7.6%	3.4%	-4.0%	-11.5%	0.0%	-4.3%	-2.3%
GAAP gross profit (6)	$26,344	$30,240	$9,835	$29,836	$33,571	$33,465	$49,843	$53,742
% Change from previous Qtr.	-11.4%	14.8%	-67.5%	203.4%	12.5%	-0.3%	48.9%	7.8%
GAAP gross margin (6)	9.9%	11.6%	3.8%	11.8%	13.6%	13.6%	20.6%	22.3%
Non-GAAP gross profit (3) (7)	$97,620	$104,626	$96,119	$97,585	$110,099	$109,261	$110,842	$112,483
% Change from previous Qtr.	-0.3%	7.2%	-8.1%	1.5%	12.8%	-0.8%	1.4%	1.5%
Non-GAAP gross margin (3) (7)	36.7%	40.2%	37.4%	38.7%	44.6%	44.4%	45.8%	46.8%
Selling, general and administrative expenses (8)	$70,131	$65,130	$60,258	$55,732	$66,340	$60,766	$62,061	$60,740
% Change from previous Qtr.	-6.4%	-7.1%	-7.5%	-7.5%	19.0%	-8.4%	2.1%	-2.1%
Depreciation and amortization expense (18)	$70,891	$74,036	$85,815	$67,272	$76,038	$75,290	$60,429	$58,422
% Change from previous Qtr.	4.6%	4.4%	15.9%	-21.6%	13.0%	-1.0%	-19.7%	-3.3%
Equity-based compensation expense	$6,950	$3,565	$7,875	$7,348	$8,013	$4,664	$8,932	$4,808
% Change from previous Qtr.	4.0%	-48.7%	120.9%	-6.7%	9.1%	-41.8%	91.5%	-46.2%
Operating income (loss)	$(59,389)	$(47,143)	$(57,829)	$(32,767)	$(40,292)	$(31,459)	$(18,128)	$(11,329)
% Change from previous Qtr.	-13.3%	-20.6%	22.7%	-43.3%	23.0%	-21.9%	-42.4%	-37.5%

Interest expense (9)	$23,010	$38,840	$32,474	$45,371	$34,015	$48,688	$43,146	$54,135
% Change from previous Qtr.	-34.1%	68.8%	-16.4%	39.7%	-25.0%	43.1%	-11.4%	25.5%
Non-cash change in valuation – Swap Agreement (9)	$6,152	$(9,299)	$(5,597)	$(7,632)	$201	$(8,911)	$223	$(9,758)
Gain (reduction) - gain on bargain purchase (10)	$(5,470)	$27,673	$-	$-	$-	$-	$-	$-
Net loss	$(65,307)	$(32,338)	$(63,112)	$(43,317)	$(52,042)	$(57,807)	$(41,544)	$(43,317)
Basic net loss per common share	$(1.38)	$(0.68)	$(1.33)	$(0.91)	$(1.09)	$(1.21)	$(0.87)	$(0.64)
Diluted net loss per common share	$(1.38)	$(0.68)	$(1.33)	$(0.91)	$(1.09)	$(1.21)	$(0.87)	$(0.64)
Weighted average common shares – basic	47,416,268	47,511,613	47,426,131	47,540,833	47,676,735	47,592,836	47,603,287	47,724,101
% Change from previous Qtr.	0.1%	0.2%	-0.2%	0.2%	0.3%	-0.2%	0.0%	0.3%
Weighted average common shares – diluted	47,416,268	47,511,613	47,426,131	47,540,833	47,676,735	47,592,836	47,603,287	47,724,101
% Change from previous Qtr.	-1.3%	0.2%	-0.2%	0.2%	0.3%	-0.2%	0.0%	0.3%
EBITDA (3)	$18,452	$27,126	$35,861	$41,853	$43,759	$48,495	$48,781	$51,743
% Change from previous Qtr.	207.0%	47.0%	32.2%	16.7%	4.6%	10.8%	0.6%	6.1%
EBITDA margin (3)	6.9%	10.4%	13.9%	16.6%	17.7%	19.7%	20.2%	21.5%
Sprint acquisition costs (14)	$9,037	$12,370	$-	$-	$-	$-	$-	$-
Cash payments under IP Transit Services Agreement (11)	$87,500	$66,667	$25,000	$25,000	$25,000	$25,000	$25,000	$25,000

EBITDA, as adjusted for Sprint acquisition costs and cash payments under IP Transit Services Agreement (3) (11) (14)	$114,989	$106,163	$60,861	$66,853	$68,759	$73,495	$73,781	$76,743
% Change from previous Qtr.	4.1%	-7.7%	-42.7%	9.8%	2.9%	6.9%	0.4%	4.0%
EBITDA, as adjusted for Sprint acquisition costs and cash payments under IP Transit Services Agreement, margin (3) (11) (14)	43.2%	40.8%	23.7%	26.5%	27.8%	29.8%	30.5%	31.9%
Net cash provided by (used in) operating activities	$19,219	$(22,171)	$(20,226)	$14,532	$36,351	$(44,039)	$3,100	$(5,992)
% Change from previous Qtr.	139.5%	-215.4%	8.8%	171.8%	150.1%	-221.1%	107.0%	-293.3%
Capital expenditures	$40,883	$48,767	$59,244	$46,104	$58,088	$56,200	$36,250	$37,031
% Change from previous Qtr.	-6.3%	19.3%	21.5%	-22.2%	26.0%	-3.3%	-35.5%	2.2%
Principal payments of capital (finance) lease obligations	$23,235	$133,472	$4,516	$27,979	$8,003	$8,520	$8,791	$8,528
% Change from previous Qtr.	23.5%	474.4%	-96.6%	519.6%	-71.4%	6.5%	3.2%	-3.0%
Dividends paid (16)	$478	$93,304	$47,210	$48,416	$49,133	$49,560	$49,066	$2,304
Gross Leverage Ratio (3) (11)	3.57	4.06	4.94	5.72	6.69	8.65	8.24	8.04
Net Leverage Ratio (3) (11)	3.17	3.14	4.13	5.07	6.08	7.52	7.44	7.34

Gross Leverage Ratio, adjusted for amounts Due from T-Mobile (3) (20)	2.64	3.37	4.16	4.91	5.81	7.74	7.45	7.35
Net Leverage Ratio, adjusted for amounts Due from T-Mobile (3) (20)	2.24	2.45	3.36	4.25	5.21	6.61	6.65	6.64
Gross Leverage Ratio under the Company’s Indentures (3)	3.51	4.50	5.11	5.81	5.86	6.82	5.66	6.13
Secured Leverage Ratio under the Company’s Indentures (3)	2.33	2.49	2.90	3.38	3.44	4.20	3.49	3.80
Interest Coverage Ratio under the Company’s Indentures (3)	4.05	4.06	3.85	2.88	2.80	2.43	2.62	2.38
Customer Connections – end of period (15)
On-Net customer connections	87,574	87,387	87,655	87,500	86,781	87,407	87,767	87,944
% Change from previous Qtr.	-0.8%	-0.2%	0.3%	-0.2%	-0.8%	0.7%	0.4%	0.2%
Off-Net customer connections	34,579	32,758	32,420	28,963	27,508	26,239	25,518	24,656
% Change from previous Qtr.	-5.7%	-5.3%	-1.0%	-10.7%	-5.0%	-4.6%	-2.7%	-3.4%
Wavelength customer connections (1)	693	754	1,041	1,118	1,322	1,469	1,750	2,064
% Change from previous Qtr.	4.8%	8.8%	38.1%	7.4%	18.2%	11.1%	19.1%	17.9%
Non-Core customer connections (2)	10,037	7,883	5,217	5,802	5,120	3,615	3,244	2,979

% Change from previous Qtr.	-16.2%	-21.5%	-33.8%	11.2%	-11.8%	-29.4%	-10.3%	-8.2%
Total customer connections (15)	132,883	128,782	126,333	123,383	120,731	118,730	118,279	117,643
% Change from previous Qtr.	-3.4%	-3.1%	-1.9%	-2.3%	-2.1%	-1.7%	-0.4%	-0.5%
Corporate customer connections (5)	51,821	48,690	47,613	46,371	45,295	44,307	43,391	42,579
% Change from previous Qtr.	-4.9%	-6.0%	-2.2%	-2.6%	-2.3%	-2.2%	-2.1%	-1.9%
Net-centric customer connections (5) (15)	61,599	61,736	62,273	62,236	61,795	62,659	63,875	64,551
% Change from previous Qtr.	-1.2%	0.2%	0.9%	-0.1%	-0.7%	1.4%	1.9%	1.1%
Enterprise customer connections (5) (17)	19,463	18,356	16,447	14,776	13,641	11,764	11,013	10,513
% Change from previous Qtr.	-6.2%	-5.7%	-10.4%	-10.2%	-7.7%	-13.8%	-6.4%	-4.5%

On-Net Buildings – end of period
Multi-Tenant office buildings	1,861	1,864	1,870	1,871	1,867	1,871	1,869	1,881
Carrier neutral data center buildings	1,376	1,393	1,410	1,423	1,453	1,471	1,482	1,511
Cogent data centers	78	86	95	104	101	101	100	100
Cogent edge data centers	6	43	49	55	79	86	86	87
Total on-net buildings	3,321	3,386	3,424	3,453	3,500	3,529	3,537	3,579
Total carrier neutral data center nodes	1,586	1,602	1,627	1,646	1,668	1,675	1,686	1,715
Wave enabled locations	295	516	657	808	883	938	996	1,068
Square feet – multi-tenant office buildings – on-net	1,009,702,653	1,011,171,523	1,015,544,543	1,015,861,483	1,015,459,520	1,017,918,826	1,017,433,216	1,025,139,485
Total Technical Buildings Owned (12)	482	482	482	482	482	482	482	482
Square feet – Technical Buildings Owned (12)	1,603,569	1,603,569	1,603,569	1,603,569	1,603,569	1,603,569	1,603,569	1,603,569
Network – end of period
Intercity route miles – Leased	76,211	75,965	77,561	79,621	79,867	73,075	72,955	73,218
Metro route miles – Leased	25,977	27,373	28,510	29,802	30,788	31,297	31,388	32,634
Metro fiber miles – Leased	79,138	80,042	84,476	87,678	90,696	92,631	93,338	96,663
Intercity route miles – Owned	21,883	21,883	21,883	21,883	21,883	21,883	21,883	21,883

Metro route miles – Owned	1,704	1,704	1,704	1,704	1,704	1,704	1,704	1,704
Connected networks – AS’s	8,098	8,135	8,212	8,250	8,240	8,085	8,043	7,659
Headcount – end of period (13)
Sales force – quota bearing (13)	677	656	655	650	629	628	617	590
Sales force – total (13)	871	851	847	843	820	820	802	777
Total employees (13)	1,955	1,901	1,908	1,916	1,899	1,889	1,882	1,833
Sales rep productivity – units per full time equivalent sales rep (“FTE”) per month	4.0	3.8	4.0	3.5	3.8	4.8	4.6	4.1
FTE – sales reps	627	632	620	622	605	588	592	585

(1) In connection with the acquisition of the Wireline Business, Cogent began to provide optical wavelength services and optical transport services over its fiber network.

(2) Consists of legacy services of companies whose assets or businesses were acquired by Cogent.

(3) See Schedules of Non-GAAP measures below for definitions and reconciliations to GAAP measures.

(4) Network operations expense excludes equity-based compensation expense of $385, $350, $469, $477, $490, $506, $570 and $319 in the three-month periods ended March 31, 2024 through December 31, 2025 respectively. Network operations expense includes excise taxes, including Universal Service Fund fees, of $20,549, $19,182, $19,752, $20,960, $20,200, $19,998, $19,188 and $19,786 in the three-month periods ended March 31, 2024 through December 31, 2025, respectively.

(5) In connection with the acquisition of the Wireline Business, Cogent classified revenue and customer connections as follows:

•	$12.9 million of the Wireline Business monthly recurring revenue and 17,823 customer connections as corporate revenue and corporate customer connections, respectively,
•	$6.5 million of monthly recurring revenue and 5,711 customer connections as net-centric revenue and net-centric customer connections, respectively, and
•	$20.1 million of monthly recurring revenue and 23,209 customer connections as enterprise revenue and enterprise customer connections, respectively.
•	Conversely, Cogent reclassified $0.3 million of monthly recurring revenue and 387 customer connections of legacy Cogent monthly recurring revenue to enterprise revenue and enterprise customer connections, respectively.

(6) GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity-based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(7) Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross margin are relevant measures to provide investors. Management uses them to measure the margin available to the company after network service costs, in essence a measure of the efficiency of the Company’s network.

(8) Excludes equity-based compensation expense of $6,565, $3,215, $7,406, $6,871, $7,523, $4,158, $8,362 and $4,489 in the three-month periods ended March 31, 2024 through December 31, 2025, respectively and excludes $9,037 and $12,370 of Sprint acquisition costs for the three-month periods ended March 31, 2024 and June 30, 2024, respectively. There were no Sprint acquisition costs for the three months ended September 30, 2024, December 31, 2024, March 31, 2025, June 30, 2025, September 30, 2025 or December 31, 2025.

(9) As of December 31, 2025, Cogent was party to an interest rate swap agreement (the “Swap Agreement”) that has the economic effect of modifying the fixed interest rate obligation associated with its Senior Secured 2026 Notes to a variable interest rate obligation based on the Secured Overnight Financing Rate (“SOFR”) so that the interest payable on the 2026 Notes effectively became variable based on overnight SOFR. Interest expense includes payments of $12,122, $12,081, $9,769 and $9,880 for the three-month periods ended June 30, 2024, December 31, 2024, June 30, 2025 and December 31, 2025, respectively, related to the Swap Agreement. Under GAAP, changes in the valuation of the Swap Agreement are classified with interest expense in the condensed consolidated statements of comprehensive (loss) income.

(10) The gain on bargain purchase from the Sprint acquisition was $1.4 billion as shown below.

(In thousands) Gain on bargain purchase
Fair value of net assets acquired	$826,067
Total net consideration to be received from Seller, net of discounts	602,581
Gain on bargain purchase	$1,428,648

(11) Includes cash payments under the IP Transit Services Agreement, as discussed above, of

•	$87.5 million for the three months ended March 31, 2024,
•	$66.7 million for the three months ended June 30, 2024,
•	$25.0 million for the three months ended September 30, 2024,
•	$25.0 million for the three months ended December 31, 2024,
•	$25.0 million for the three months ended March 31, 2025, and
•	$25.0 million for the three months ended June 30, 2025,
•	$25.0 million for the three months ended September 30, 2025, and
•	$25.0 million for the three months ended December 31, 2025.

(12) In connection with the acquisition of the Wireline Business, Cogent acquired 482 technical buildings. Cogent converted 52 of those buildings to Cogent Data Centers and 87 into Cogent Edge Data Centers.

(13) In connection with the acquisition of the Wireline Business, Cogent hired 942 total employees, including 75 quota bearing sales employees and 114 sales employees.

•	As of March 31, 2024, there were 718 employees remaining from the original Wireline Business employees.
•	As of June 30, 2024, there were 655 employees remaining from the original Wireline Business employees.
•	As of September 30, 2024, there were 635 employees remaining from the original Wireline Business employees.
•	As of December 31, 2024, there were 624 employees remaining from the original Wireline Business employees.
•	As of March 31, 2025, there were 618 employees remaining from the original Wireline Business employees.
•	As of June 30, 2025, there were 603 employees remaining from the original Wireline Business employees.
•	As of September 30, 2025, there were 588 employees remaining from the original Wireline Business employees.
•	As of December 31, 2025, there were 569 employees remaining from the original Wireline Business employees.

(14) In connection with the acquisition of the Wireline Business the Company incurred the following Sprint acquisition costs:

•	$9.0 million in the three months ended March 31, 2024, and
•	$12.4 million in the three months ended June 30, 2024.

Included in Sprint acquisition costs were the following reimbursable severance costs:

•	$4.3 million of reimbursable severance costs in the three months ended March 31, 2024, and
•	$8.0 million of reimbursable severance costs in the three months ended June 30, 2024.

(15) Net-centric revenue under the CSA (predominantly on-net revenue) was

•	$3.2 million for the three months ended March 31, 2024,
•	$5.9 million for the three months ended June 30, 2024,
•	$4.1 million for the three months ended September 30, 2024,
•	$1.5 million for the three months ended December 31, 2024,
•	$0.7 million for the three months ended March 31, 2025,
•	$1.1 million for the three months ended June 30, 2025,
•	$0.4 million for the three months ended September 30, 2025, and
•	$0.4 million for the three months ended December 31, 2025.

Net-centric customer connections under the CSA were:

•	2,658 as of March 31, 2024,
•	2,117 as of June 30, 2024,
•	2,053 as of September 30, 2024,
•	1,776 as of December 31, 2024,
•	1,478 as of March 31, 2025,
•	1,595 as of June 30, 2025,
•	1,666 as of September 30, 2025, and
•	1,666 as of December 31, 2025.

(16) The first quarter 2024 dividend totaling $45.8 million was declared on February 28, 2024, and paid on April 9, 2024.

(17) Included in on-net revenue and enterprise revenue from May 2023 to July 2024 was $1.9 million of monthly revenue from an uneconomic resale customer acquired in connection with the Wireline Business. The service was cancelled on July 31, 2024.

(18) On July 1, 2024, Cogent changed its estimated useful life of its owned fiber from an average of 14 years to an average of 40 years.

(19) Amounts previously reported and adjusted in our Q4 2024 earnings release were $10,201, $11,469 and $12,822 for the three-month periods March 31, 2024, June 30, 2024 and September 30, 2024, respectively.

(20) Amounts Due from T-Mobile include 1) Due from T-Mobile, IP Transit Services Agreement, current portion, 1) Due from T-Mobile, IP Transit Services Agreement, long-term portion and 3) Due from T-Mobile, Purchase Agreement, all amounts net of their applicable discounts. These amounts totaled $383,981, $323,650, $304,497, $284,979, $265,090, $244,821, $224,167 and $203,120 as of March 31, 2024 to December 31, 2025, respectively.

NM Not meaningful

Schedules of Non-GAAP Measures

EBITDA, EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement, EBITDA margin and EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement, margin

EBITDA represents net cash flows provided by operating activities plus changes in operating assets and liabilities, cash interest expense and cash income tax expense. Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles in the United States, or GAAP, is net cash provided by operating activities. The Company also believes that EBITDA is a measure frequently used by securities analysts, investors, and other interested parties in their evaluation of issuers. EBITDA, as adjusted for Sprint acquisition costs and cash payments under the IP Transit Services Agreement with T-Mobile, represents EBITDA plus costs related to the Company’s acquisition of the Wireline Business and cash payments made to the Company under the IP Transit Agreement. EBITDA margin is defined as EBITDA divided by total service revenue. EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Agreement margin is defined as EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Agreement, divided by total service revenue.

The Company believes that EBITDA, EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement, EBITDA margin and EBITDA as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement margin are useful measures of its ability to service debt, fund capital expenditures, pay dividends and expand its business. The company believes its EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement, is a useful measure because it includes recurring cash flows stemming from the IP Transit Services Agreement that are of the same type as contracted payments under commercial contracts. The measurements are an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. EBITDA, EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Agreement, EBITDA margin and EBITDA as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Agreement margin are not recognized terms under GAAP and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, these measures are not intended to reflect the Company’s free cash flow, as they do not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of these measures may also differ from the calculations performed by its competitors and other companies and as such, their utility as a comparative measure is limited.

EBITDA, and EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement, are reconciled to net cash provided by operating activities in the table below.

	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	YEAR 2024	YEAR 2025
($ in 000’s) – unaudited
Net cash provided by (used in) operating activities	$19,219	$(22,171)	$(20,226)	$14,532	$36,351	$(44,039)	$3,100	$(5,992)	$(8,645)	$(10,579)
Changes in operating assets and liabilities	$(34,640)	$11,077	$22,868	$27,892	$(26,614)	$42,244	$8,941	$7,795	30,343	32,237
Cash interest expense and income tax expense	33,873	38,220	33,219	(571)	34,022	50,290	36,740	49,940	101,120	171,127
EBITDA	$18,452	$27,126	$35,861	$41,853	$43,759	$48,495	$48,781	$51,743	$122,818	$192,785
PLUS: Sprint acquisition costs	$9,037	$12,370	$-	$-	$-	$-	$-	$-	$21,407	$-
PLUS: Cash payments made to the Company under IP Transit Services Agreement	87,500	66,667	25,000	25,000	25,000	25,000	25,000	25,000	204,167	100,000
EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under IP Transit Services Agreement	$114,989	$106,163	$60,861	$66,853	$68,759	$73,495	$73,781	$76,743	$348,392	$292,785
EBITDA margin	6.9%	10.4%	13.9%	16.6%	17.7%	19.7%	20.2%	21.5%	11.9%	19.8%
EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under IP Transit Services Agreement, margin	43.2%	40.8%	23.7%	26.5%	27.8%	29.8%	30.5%	31.9%	33.6%	30.0%

Constant currency revenue is reconciled to service revenue as reported in the tables below.

Constant currency impact on revenue changes – sequential periods

($ in 000’s) – unaudited	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	YEAR 2024	YEAR 2025
Service revenue, as reported – current period	$266,168	$260,443	$257,202	$252,291	$247,048	$246,247	$241,949	$240,518	$1,036,104	$975,766
Impact of foreign currencies on service revenue	(304)	323	(620)	1,022	542	(2,419)	(938)	191	261	(4,570)
Service revenue - as adjusted for currency impact (1)	$265,864	$260,766	$256,582	$253,313	$247,590	$243,828	$241,011	$240,709	$1,036,365	$971,196
Service revenue, as reported – prior sequential period	$272,099	$266,168	$260,443	$257,202	$252,291	$247,048	$246,247	$241,949	$940,922	$1,036,104
Constant currency revenue increase (decrease)	$(6,235)	$(5,402)	$(3,861)	$(3,889)	$(4,701)	$(3,220)	$(5,236)	$(1,240)	$95,443	$(64,908)
Constant currency revenue percent increase (decrease)	-2.3%	-2.0%	-1.5%	-1.5%	-1.9%	-1.3%	-2.1%	-0.5%	10.1%	-6.3%

(1)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior sequential period. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Constant currency impact on revenue changes – prior year periods

($ in 000’s) – unaudited	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	YEAR 2024	YEAR 2025
Service revenue, as reported – current period	$266,168	$260,443	$257,202	$252,291	$247,048	$246,247	$241,949	$240,518	$1,036,104	$975,766
Impact of foreign currencies on service revenue	(362)	420	(213)	405	1,258	(1,507)	(1,806)	(2,659)	261	(4,570)
Service revenue - as adjusted for currency impact (2)	$265,806	$260,863	$256,989	$252,696	$248,306	$244,740	$240,143	$237,859	$1,036,365	$971,196
Service revenue, as reported – prior year period	$153,588	$239,806	$275,429	$272,099	$266,168	$260,443	$257,202	$252,291	$940,922	$1,036,104
Constant currency revenue increase	$112,218	$21,057	$(18,440)	$(19,403)	$(17,862)	$(15,703)	$(17,059)	$(14,432)	$95,443	$(64,908)
Constant currency percent revenue increase	73.1%	8.8%	-6.7%	-7.1%	-6.7%	-6.0%	-6.6%	-5.7%	10.1%	-6.3%

(2)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the comparable prior year period. The Company believes that disclosing year over year revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Revenue on a constant currency basis and adjusted for the impact of excise taxes is reconciled to service revenue as reported in the tables below.

Constant currency and excise tax impact on revenue changes – sequential periods

($ in 000’s) – unaudited	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	YEAR 2024	YEAR 2025
Service revenue, as reported – current period	$266,168	$260,443	$257,202	$252,291	$247,048	$246,247	$241,949	$240,518	$1,036,104	$975,766
Impact of foreign currencies on service revenue	(304)	323	(620)	1,022	542	(2,419)	(938)	191	261	(4,570)
Impact of excise taxes on service revenue	(121)	1,367	(570)	(1,208)	760	202	832	(598)	(30,224)	1,269
Service revenue - as adjusted for currency and excise taxes impact (3)	$265,743	$262,133	$256,012	$252,105	$248,350	$244,030	$241,843	$240,111	$1,006,141	$972,465
Service revenue, as reported – prior sequential period	$272,099	$266,168	$260,443	$257,202	$252,291	$247,048	$246,247	$241,949	$940,922	$1,036,104
Constant currency and excise taxes revenue increase (decrease)	$(6,356)	$(4,035)	$(4,431)	$(5,097)	$(3,941)	$(3,018)	$(4,404)	$(1,838)	$65,219	$(63,639)
Constant currency and excise tax revenue percent increase (decrease)	-2.3%	-1.5%	-1.7%	-2.0%	-1.6%	-1.2%	-1.8%	-0.8%	6.9%	-6.1%

(3)	Service revenue, as adjusted for currency impact and the impact of excise taxes, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior sequential period and adjusting for the changes in excise taxes recorded as revenue between the periods presented. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies and excise taxes on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for the impact of foreign currency and excise taxes, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Constant currency and excise tax impact on revenue changes – prior year periods

($ in 000’s) – unaudited	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	YEAR 2024	YEAR 2025
Service revenue, as reported – current period	$266,168	$260,443	$257,202	$252,291	$247,048	$246,247	$241,949	$240,518	$1,036,104	$975,766
Impact of foreign currencies on service revenue	(362)	420	(213)	405	1,258	(1,507)	(1,806)	(2,659)	261	(4,570)
Impact of excise taxes on service revenue	(16,356)	(8,142)	(5,195)	(532)	349	(816)	586	1,174	(30,224)	1,269
Service revenue - as adjusted for currency and excise taxes impact (4)	$249,450	$252,721	$251,794	$252,164	$248,655	$243,924	$240,729	$239,033	$1,006,141	$972,465
Service revenue, as reported – prior year period	$153,588	$239,806	$275,429	$272,099	$266,168	$260,443	$257,202	$252,291	$940,922	$1,036,104
Constant currency and excise taxes revenue increase	$95,862	$12,915	$(23,635)	$(19,935)	$(17,513)	$(16,519)	$(16,473)	$(13,258)	$65,219	$(63,639)
Constant currency and excise tax percent revenue increase	62.4%	5.4%	-8.6%	-7.3%	-6.6%	-6.3%	-6.4%	-5.3%	6.9%	-6.1%

(4)	Service revenue, as adjusted for currency impact and the impact of excise taxes, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior year period and adjusting for the changes in excise taxes recorded as revenue between the periods presented. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies and excise taxes on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for the impact of foreign currency and excise taxes, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Non-GAAP gross profit and non-GAAP gross margin

Non-GAAP gross profit and non-GAAP gross margin are reconciled to GAAP gross profit and GAAP gross margin in the table below.

	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	YEAR 2024	YEAR 2025
($ in 000’s) – unaudited
Service revenue total	$266,168	$260,443	$257,202	$252,291	$247,048	$246,247	$241,949	$240,518	$1,036,104	$975,766
Minus - Network operations expense including equity-based compensation and depreciation and amortization expense	239,824	230,203	247,367	222,455	213,477	212,782	192,106	186,776	939,849	805,141
GAAP Gross Profit (5)	$26,344	$30,240	$9,835	$29,836	$33,571	$33,465	$49,843	$53,742	$96,255	$170,625
Plus - Equity-based compensation – network operations expense	385	350	469	477	490	506	570	319	1,681	1,885
Plus – Depreciation and amortization expense	$70,891	$74,036	$85,815	$67,272	$76,038	$75,290	$60,429	$58,422	$298,014	$270,179
Non-GAAP Gross Profit (6)	$97,620	$104,626	$96,119	$97,585	$110,099	$109,261	$110,842	$112,483	$395,950	$442,689
GAAP Gross Margin (5)	9.9%	11.6%	3.8%	11.8%	13.6%	13.6%	20.6%	22.3%	9.3%	17.5%
Non-GAAP Gross Margin (6)	36.7%	40.2%	37.4%	38.7%	44.6%	44.4%	45.8%	46.8%	38.2%	45.4%

(5) GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity-based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(6) Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross margin are relevant measures for investors, as they are metrics that management uses to measure the margin and amount available to the Company after network service costs, in essence, these are measures of the efficiency of the Company’s network.

Gross and Net Leverage Ratios

Gross leverage ratio is defined as total debt divided by the trailing 12 months EBITDA, as adjusted for Sprint acquisition costs and cash payments under the IP Transit Services Agreement. Net leverage ratio is defined as total net debt (total debt minus cash and cash equivalents) divided by the last 12 months EBITDA, as adjusted for Sprint acquisition costs and cash payments under the IP Transit Services Agreement. Gross leverage, adjusted for amounts Due from T-Mobile, is defined as total debt minus amounts due from T-Mobile divided by the last 12 months EBITDA, as adjusted for Sprint acquisition costs and cash payments under the IP Transit Services Agreement. Net leverage, adjusted for amounts Due from T-Mobile, is defined as total net debt (total debt minus cash and cash equivalents) minus amounts due from T-Mobile divided by the last 12 months EBITDA, as adjusted for Sprint acquisition costs and cash payments under the IP Transit Services Agreement.

Cogent’s gross leverage ratios and net leverage ratios are shown below.

($ in 000’s) – unaudited	As of March 31, 2024	As of June 30, 2024	As of September 30, 2024	As of December 31, 2024	As of March 31, 2025	As of June 30, 2025	As of September 30, 2025	As of December 31, 2025
Cash and cash equivalents & restricted cash	$163,274	$426,241	$316,092	$227,916	$183,970	$306,725	$226,294	$205,112
Debt
Capital (finance) leases – current portion	64,043	21,253	21,939	21,225	24,685	26,523	24,990	26,112
Capital (finance) leases – long term	453,473	405,176	460,632	517,161	543,852	578,634	576,851	597,239
Senior Secured 2032 Notes						600,000	600,000	600,000
Senior Secured 2026 Notes	500,000	500,000	500,000	500,000	500,000
Secured IPv4 Notes		206,000	206,000	206,000	206,000	380,400	380,400	380,400
Senior Unsecured 2027 Notes	450,000	750,000	750,000	750,000	750,000	750,000	750,000	750,000
Total debt	1,467,516	1,882,429	1,938,571	1,994,386	2,024,537	2,335,557	2,332,241	2,353,751
Total net debt	1,304,242	1,456,188	1,622,479	1,766,470	1,840,567	2,028,832	2,105,947	2,148,639
Trailing 12 months EBITDA, as adjusted for Sprint acquisition costs and cash payments from the IP Transit Services Agreement	411,001	463,102	392,525	348,392	302,636	269,968	282,888	292,785
Gross leverage ratio	3.57	4.06	4.94	5.72	6.69	8.65	8.24	8.04
Net leverage ratio	3.17	3.14	4.13	5.07	6.08	7.52	7.44	7.34
Total amounts Due from T-Mobile	$383,981	$323,650	$304,497	$284,979	$265,090	$244,821	$224,167	$203,120
Total debt, adjusted for amounts Due from T-Mobile	1,083,535	1,558,779	1,634,074	1,709,407	1,759,447	2,090,736	2,108,074	2,150,631
Total net debt, adjusted for amounts Due from T-Mobile	920,261	1,132,538	1,317,982	1,481,491	1,575,447	1,784,011	1,881,780	1,945,519
Gross leverage ratio, adjusted for amounts Due from T-Mobile	2.64	3.37	4.16	4.91	5.81	7.74	7.45	7.35
Net leverage ratio, adjusted for amounts Due from T-Mobile	2.24	2.45	3.36	4.25	5.21	6.61	6.65	6.64

Ratios under the Company’s indentures

Consolidated Leverage Ratio is defined in the Company’s Indentures as total debt divided by Consolidated Cash Flow (as defined in the Company’s Indentures) for the most recently completed period of four consecutive fiscal quarters of the Company (the “Reference Period”), subject to certain adjustments provided for in the Company’s Indentures. Secured Leverage Ratio is defined in the Company’s Indentures as total secured debt divided by Consolidated Cash Flow for the Reference Period, subject to certain adjustments provided for in the Company’s Indentures. Net leverage ratio is presented as total net debt (total debt minus cash and cash equivalents) divided by the last 12 months Consolidated Cash Flow. Net leverage ratio is not a defined term in the Company’s Indentures. Fixed Charge Coverage Ratio is defined in the Company’s Indentures as Consolidated Cash Flow for the Reference Period divided by Fixed Charges (as defined in the Company’s Indentures) for the Reference Period, which largely consist of interest expense, subject to certain adjustments provided for in the Company’s Indentures. Cogent’s ratios are shown in the table below.

($ in 000’s) – unaudited	As of March 31, 2024	As of June 30, 2024	As of September 30, 2024	As of December 31, 2024	As of March 31, 2025	As of June 30, 2025 (2)	As of September 30, 2025 (2)	As of December 31, 2025 (2)
Cash and cash equivalents & restricted cash	139,342	372,123	266,822	205,464	$165,676	$195,165	$136,513	$135,410
Debt
Capital (finance) leases – current portion	21,657	21,253	21,939	21,225	24,685	26,523	24,990	26,112
Capital (finance) leases – long term	371,116	405,176	460,632	517,161	543,852	578,634	576,851	597,239
Letters of credit	123	123	126	121	124	130	130	130
Senior Secured 2026 Notes	500,000	500,000	500,000	500,000	500,000
Senior Secured 2032 Notes						600,000	600,000	600,000
Senior Unsecured 2027 Notes	450,000	750,000	750,000	750,000	750,000	750,000	750,000	750,000

Total debt	1,342,896	1,676,552	1,732,697	1,788,507	1,818,661	1,955,287	1,951,971	1,973,481
Total net debt	1,203,554	1,304,429	1,465,875	1,583,043	1,652,985	1,760,122	1,815,458	1,838,071
Total secured debt	892,896	926,552	982,697	1,038,507	1,068,661	1,205,287	1,201,971	1,223,481
Consolidated Cash Flow (2)	382,850	372,621	338,892	307,655	310,345	286,881	344,739	322,154
Consolidated Leverage Ratio for the Reference Period	3.51	4.50	5.11	5.81	5.86	6.82	5.66	6.13
Net leverage ratio (1)	3.14	3.50	4.33	5.15	5.33	6.14	5.27	5.71
Secured Leverage Ratio for the Reference Period (2)	2.33	2.49	2.90	3.38	2.58	4.20	3.49	3.80
Fixed Charges for the Reference Period (2)	94,614	91,723	88,057	106,877	110,704	118,290	131,688	135,228
Fixed Charge Coverage Ratio for the Reference Period (2)	4.05	4.06	3.85	2.88	2.80	2.43	2.62	2.38

(1)	Net leverage ratio is not a defined term under the Company’s Indentures.
(2)	Consolidated Cash Flow as defined in the Company’s $600.0 million Secured 2032 Notes issued in June 2025, includes cash payments under the IP Transit Services Agreement with TMUSA. Cash payments under the IP Transit Services Agreement with TMUSA for the for the most recently completed period of four consecutive fiscal quarters of the Company were $100.0 million.

Ratios under the Company’s $600 million 2032 Secured Notes

	Q2 2025	Q3 2025	Q4 2025
Consolidated Cash Flow under the Indentures	286,881	344,739	322,154
PLUS: Cash Payments under IP Transit Services Agreement with TMUSA	100,000	100,000	100,000
Consolidated Cash Flow - $600.0 million Secured 2032 Notes	386,881	444,739	422,154
Consolidated Leverage Ratio for the Reference Period - $600.0 million Secured 2032 Notes	5.05	4.39	4.67
Net leverage ratio - $600.0 million Secured 2032 Notes (1)	4.55	4.08	4.35
Secured Leverage Ratio for the Reference Period - $600.0 million 2032 Notes	3.12	2.70	2.90
Fixed Charges for the Reference Period	118,290	131,688	135,228
Fixed Charge Coverage Ratio for the Reference Period - $600.0 million 2032 Notes	3.27	3.38	3.12

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2025 AND 2024

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	2025	2024
Assets
Current assets:
Cash and cash equivalents	$148,515	$198,486
Restricted cash	56,597	29,430
Accounts receivable, net of allowance for credit losses of $4,610 and $9,762, respectively	88,050	96,934
Due from T-Mobile, IP Transit Services Agreement, current portion, net of discount of $10,401 and $16,915, respectively	89,599	83,085
Due from T-Mobile, Transition Services Agreement	119	62
Prepaid expenses and other current assets	67,701	74,104
Total current assets	450,581	482,101
Property and equipment:
Property and equipment	3,642,906	3,319,731
Accumulated depreciation and amortization	(1,921,832)	(1,655,564)
Total property and equipment, net	1,721,074	1,664,167
Right-of-use leased assets	310,523	324,315
IPv4 intangible asset	458,000	458,000
Other intangible assets, net	11,251	13,029
Due from T-Mobile, IP Transit Services Agreement, net of discount of $2,255 and $12,122, respectively	89,412	179,534
Due from T-Mobile, Purchase Agreement, net of discount of $4,006 and $5,755, respectively	24,109	22,360
Deposits and other assets	34,834	29,596
Total assets	$3,099,784	$3,173,102
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$30,571	$39,805
Accrued and other current liabilities	109,582	134,609
Due to T-Mobile – Transition Services Agreement	—	525
Current maturities, operating lease liabilities	54,576	57,172
Finance lease obligations, current maturities	26,112	21,225
Total current liabilities	220,841	253,336
Senior secured 2032 notes, net of unamortized debt costs of $2,020	597,980	—
Senior secured 2026 notes, net of unamortized debt costs of $375 and discount of $499	—	499,126
Senior unsecured 2027 notes, net of unamortized debt costs of $1,236 and $2,013, respectively, and discounts of $4,344 and $7,053, respectively	744,420	740,934
Secured IPv4 notes, net of debt costs of $8,863 and $6,702, respectively	371,537	199,298
Operating lease liabilities, net of current maturities	269,753	302,004
Finance lease obligations, net of current maturities	597,239	517,161
Deferred income tax liabilities	333,294	398,266
Other long-term liabilities	28,568	40,129
Total liabilities	3,163,632	2,950,254
Commitments and contingencies
Stockholders’ (deficit) equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 50,062,158 and 49,034,925 shares issued and outstanding, respectively	50	49
Additional paid-in capital	643,256	629,829
Accumulated other comprehensive income (loss)	1,428	(30,685)
Accumulated deficit	(708,582)	(376,345)
Total stockholders’ (deficit) equity	(63,848)	222,848
Total liabilities and stockholders’ (deficit) equity	$3,099,784	$3,173,102

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2025 AND DECEMBER 31, 2024

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended December 31, 2025 (Unaudited)	Three Months Ended December 31, 2024 (Unaudited)
Service revenue	$240,518	$252,291
Operating expenses:
Network operations (including $319 and $477 of equity-based compensation expense, respectively), exclusive of amounts shown separately	128,354	155,183
Selling, general, and administrative (including $4,489 and $6,871 of equity-based compensation expense, respectively)	65,229	62,603
Depreciation and amortization	58,422	67,272
Total operating expenses	252,005	285,058
Gains on lease terminations and other	158	—
Operating loss	(11,329)	(32,767)
Interest expense, including change in valuation – interest rate swap	(44,377)	(37,739)
Interest income – IP Transit Services Agreement	3,502	5,065
Interest income – Purchase Agreement	450	417
Interest income and other	4,172	10,014
Loss before income taxes	(47,582)	(55,010)
Income tax benefit	16,801	11,693
Net loss	$(30,781)	$(43,317)

Comprehensive loss:
Net loss	$(30,781)	$(43,317)
Foreign currency translation adjustment	2,860	(18,391)
Comprehensive loss	$(27,921)	$(61,708)
Basic net loss per common share	$(0.64)	$(0.91)
Diluted net loss per common share	$(0.64)	$(0.91)
Dividends declared per common share	$0.020	$0.995
Weighted-average common shares-basic	47,724,101	47,540,833
Weighted-average common shares -diluted	47,724,101	47,540,833

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 2025

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	2025	2024	2023
Service revenue	$975,766	$1,036,104	$940,922
Operating expenses:
Network operations (including $1,885, $1,681 and $1,069 of equity-based compensation expense, respectively), exclusive of amounts shown separately	534,962	641,836	544,232
Selling, general, and administrative (including $24,532, $24,057 and $25,855 of equity-based compensation expense, respectively)	274,436	275,781	275,318
Acquisition costs – Cogent Fiber Business	—	21,407	18,492
Depreciation and amortization	270,181	298,018	232,209
Total operating expenses	1,079,579	1,237,042	1,070,251
Gains on lease terminations and other	2,740	3,332	—
Operating loss	(101,073)	(197,606)	(129,329)
Interest expense, including change in valuation – interest rate swap	(161,362)	(123,317)	(93,344)
Loss on debt extinguishment and redemption – 2026 Notes	(5,606)	—	—
Gain on bargain purchase – Cogent Fiber Business	—	22,202	1,406,435
Interest income – IP Transit Services Agreement	16,391	23,767	26,796
Interest income – Purchase Agreement	1,749	748	1,889
Interest income and other	4,936	14,557	7,030
(Loss) income before income taxes	(244,965)	(259,649)	1,219,477
Income tax benefit	62,791	55,575	53,964
Net (loss) income	$(182,174)	$(204,074)	$1,273,441

Comprehensive (loss) income:
Net (loss) income	$(182,174)	$(204,074)	$1,273,441
Foreign currency translation adjustment	32,113	(16,300)	4,771
Comprehensive (loss) income	$(150,061)	$(220,374)	$1,278,212
Basic net (loss) income per common share	$(3.80)	$(4.28)	$26.88
Diluted net (loss) income per common share	$(3.80)	$(4.28)	$26.62
Dividends declared per common share	$3.05	$3.92	$3.76
Weighted-average common shares-basic	47,928,826	47,627,873	47,373,361
Weighted-average common shares -diluted	47,928,826	47,627,873	47,837,512

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2025 AND DECEMBER 31, 2024

(IN THOUSANDS)

	Three Months Ended December 31, 2025 (Unaudited)	Three Months Ended December 31, 2024 (Unaudited)
Cash flows from operating activities:
Net loss	$(30,781)	$(43,317)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	58,422	67,272
Amortization of debt discounts and premium	1,472	1,324
Amortization of discounts, due from T-Mobile, IP Transit Services & Purchase Agreements	(3,952)	(5,482)
Equity-based compensation expense (net of amounts capitalized)	4,808	7,348
Gains – lease terminations and other	(158)	—
Deferred income taxes	(18,250)	15,279
Changes in operating assets and liabilities:
Accounts receivable	7,803	2,631
Prepaid expenses and other current assets	1,766	(1,890)
Due to T-Mobile – Transition Services Agreement	(18)	(1,045)
Due from T-Mobile – Transition Services Agreement	112	(62)
Deposits and other assets	(3,845)	2,409
Accounts payable, accrued liabilities and other long-term liabilities	(23,371)	(29,935)
Net cash (used in) provided by operating activities	(5,992)	14,532
Cash flows from investing activities:
Cash receipts - IP Transit Services Agreement – T-Mobile	25,000	25,000
Purchases of property and equipment	(37,031)	(46,104)
Net cash used in investing activities	(12,031)	(21,104)
Cash flows from financing activities:
Dividends paid	(2,304)	(48,416)
Principal payments of finance lease obligations	(8,528)	(27,979)
Proceeds from exercises of common stock options	—	1,252
Net cash used in financing activities	(10,832)	(75,143)
Effect of exchange rate changes on cash	7,673	(6,461)
Net decrease in cash and cash equivalents & restricted cash	(21,182)	(88,176)
Cash and cash equivalents & restricted cash, beginning of period	226,294	316,092
Cash and cash equivalents & restricted cash, end of period	$205,112	$227,916

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 2025

(IN THOUSANDS)

	2025	2024	2023
Cash flows from operating activities:
Net (loss) income	$(182,174)	$(204,074)	$1,273,441
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	270,181	298,018	232,209
Amortization of debt discounts and premium	5,724	3,688	1,323
Amortization of discounts, due from T-Mobile, IP Transit Services & Purchase Agreements	(18,140)	(24,515)	(28,685)
Equity-based compensation expense (net of amounts capitalized)	26,417	25,738	26,924
Gain on bargain purchase – Cogent Fiber Business	—	(22,202)	(1,406,435)
Loss on extinguishment & redemption of 2026 notes	5,606	—	—
Gains – lease terminations and other	(2,740)	(3,332)	212
Deferred income taxes	(64,972)	(51,623)	(69,582)
Changes in operating assets and liabilities:
Accounts receivable	8,884	38,541	(51,002)
Prepaid expenses and other current assets	(1,449)	(5,839)	(11,001)
Due to T-Mobile – Transition Services Agreement	(525)	(66,383)	66,908
Due from T-Mobile – Transition Services Agreement	(57)	4,452	(4,514)
Deposits and other assets	(6,921)	(3,966)	(1,548)
Accounts payable, accrued liabilities and other long-term liabilities	(50,413)	2,852	(10,905)
Net cash (used in) provided by operating activities	(10,579)	(8,645)	17,345
Cash flows from investing activities:
Cash receipts - IP Transit Services Agreement – T-Mobile	100,000	204,167	204,167
Acquisition of Cogent Fiber Business, net of $47.1 million of cash acquired in 2023	—	12,323	2,191
Purchases of property and equipment	(187,569)	(194,998)	(129,632)
Net cash (used in) provided by investing activities	(87,569)	21,492	76,726
Cash flows from financing activities:
Net proceeds from issuance of senior secured 2032 notes - net of debt costs of $2.2 million	597,842	—	—
Net proceeds from issuance of senior unsecured 2027 notes, net of debt costs of $1.6 million and a discount of $6.8 million	—	291,879	—
Net proceeds from issuance of secured IPv4 notes – net of debt costs of $4.0 million and $7.6 million, respectively	170,479	198,426	—
Redemption and extinguishment of secured 2026 notes	(505,000)	—	—
Dividends paid	(150,063)	(189,408)	(181,716)
Purchases and retirement of common stock	(16,686)	(7,968)	—
Principal payments of finance lease obligations	(33,843)	(74,632)	(77,362)
Settlement of a finance lease – at a discount	—	(114,576)	—
Proceeds from exercises of common stock options	175	2,204	1,227
Net cash provided by (used in) financing activities	62,904	105,925	(257,851)
Effect of exchange rate changes on cash	12,440	(4,637)	1,649
Net (decrease) increase in cash and cash equivalents & restricted cash	(22,804)	114,135	(162,131)
Cash and cash equivalents & restricted cash, beginning of year	227,916	113,781	275,912
Cash and cash equivalents & restricted cash, end of year	$205,112	$227,916	$113,781

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences, including the impact of our acquisition of the Wireline Business, including our difficulties integrating our business with the acquired Wireline Business, which may result in the combined company not operating as effectively or efficiently as expected; transition services required to support the acquired Wireline Business and the related costs continuing for a longer period than expected; transition related costs associated with the acquisition; the COVID-19 pandemic and the related government policies; future economic instability in the global economy, including the risk of economic recession, recent bank failures and liquidity concerns at certain other banks or a contraction of the capital markets, which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and Canadian dollar to USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the US Universal Service Fund on the basis of our Internet revenue; changes in government policy and/or regulation, including net neutrality rules  by the United States Federal Communications Commission and in the area of data protection; cyber-attacks or security breaches of our network; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements and right-of-way agreements on favorable terms; our reliance on a few equipment vendors, and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber and right-of-way providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; our ability to make payments on our indebtedness as they become due and outcomes in litigation, risks associated with variable interest rates under our interest rate swap agreement, and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year December 31, 2025 and our Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024, September 30, 2024, March 31, 2025, June 30, 2025 and September 30, 2025. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

###